EXHIBIT 99.1

Date:     October 18, 2004
Contact:  Bruce S. Rosenbloom, CFO
Phone:    (954) 979-5995
Fax:      (954) 971-0544

PETMED EXPRESS D/B/A 1-800-PETMEDS TO ANNOUNCE ITS SECOND
QUARTER FINANCIAL RESULTS ON OCTOBER 25, 2004

Pompano Beach, Florida, October 18, 2004 - PetMed Express,
Inc. (NASDAQ: PETS) will announce its financial results for the quarter ended September 30, 2004 on Monday, October 25,
2004 at 8:00 A.M. Eastern Time, then at 8:30 A.M. Eastern
Time, Mr. Akdag, CEO, will host a conference call to review the quarter's financial results.

To access the call, which is open to the public, call (888) 455-1758 (toll free) 15 minutes prior to the scheduled start time. Callers will be required to supply PETMEDS as the passcode. Callers will be placed on hold with music until the call begins.

For those unable to participate in the live event, the call will be available for replay from 10 A.M. on October 25, 2004 until November 8, 2004 at 11:59 P.M. To access the replay, call (800) 879-1568 (toll free), and enter passcode
5500.

Founded in 1996, PetMed Express is America's largest pet
pharmacy, delivering prescription and non-prescription pet
medications and health and nutritional supplements for dogs
and cats at competitive prices direct to the consumer
through its 1-800-PetMeds toll free number and on the
Internet through its website at www.1800PetMeds.com.
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This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risk and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operation in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2004.

For investment relations contact PetMed Express, Inc.,
Pompano Beach, Bruce S. Rosenbloom, CFO, 954-979-5995.


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